EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-202054) of Rice Energy Inc., and

(2)	Registration Statement (Form S-8 No. 333-193619) pertaining to the 2014 Long-Term Incentive Plan of Rice Energy Inc.;

of our report dated February 25, 2016 (except for Notes 1, 9 and 20, as to which the date is May 4, 2016), with respect to the consolidated financial statements of Rice Energy Inc. included in this Current Report on Form 8-K filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
May 4, 2016